EXHIBIT 10.1

BIOLASE TECHNOLOGY, INC.

RESALE RESTRICTION AGREEMENT

This RESALE RESTRICTION AGREEMENT (the “Agreement”) with respect to certain stock option award agreements (the “Option Agreements”) issued under the BIOLASE Technology, Inc. 2002 Stock Incentive Plan (the “Plan”) is made by and between BIOLASE Technology, Inc., a Delaware corporation (the “Company”), and [                                    ] (the “Holder”).

WHEREAS, the Holder has been granted one or more options (the “Options”) to acquire shares of common stock of the Company (the “Shares”) in such quantities and at the exercise prices set forth in Exhibit A hereto pursuant to the Option Agreements;

WHEREAS, subject to the Holder agreeing to the terms of this Agreement, the Options are fully vested and exercisable by reason of an action of the Compensation Committee of the Company’s Board of Directors effective December 16, 2005; and

WHEREAS, the Company and the Holder wish to impose certain resale restrictions on the Shares subject to the Options, as provided herein on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

1. The Holder acknowledges that he or she has reviewed this Agreement in full. The Holder further acknowledges that the Holder has consented to the acceleration of vesting of the Options, notwithstanding any effect that the acceleration of vesting may have on the status of the Options as incentive stock options under the Internal Revenue Code (if applicable).

2. The Holder agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) until the Shares have been released from the foregoing resale restrictions (hereinafter referred to as the “Resale Restrictions”), except as may be necessary to satisfy withholding taxes related to the exercise of the Option.

3. The Holder agrees that all of the Shares subject to Options set forth in Exhibit A shall be subject to the Resale Restrictions.

4. The Resale Restrictions shall lapse in accordance with the original vesting schedule with respect to each grant referenced in Exhibit A.

5. The Holder acknowledges and agrees that in the event the Holder’s employment or service with the Company is terminated for any reason, the Shares subject to the Option shall not become free from the Resale Restrictions, and such Resale Restrictions shall continue to lapse based upon the schedule set forth in Exhibit A.

6. The Holder acknowledges and agrees that the stock certificate issued as a result of the exercise of any of the Options set forth in Exhibit A shall bear the following restrictive legend which restricts the transferability of the Shares:

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESALE RESTRICTION AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

7. This Agreement shall be effective as of December 16, 2005.

8. The Holder represents and warrants that he or she has full power to enter into this Agreement.

9. This Agreement, the Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date set forth beside such party’s signature.

BIOLASE TECHNOLOGY, INC.

By:

Print Name:

Title:

HOLDER

Print Name:

SCHEDULE TO

BIOLASE TECHNOLOGY, INC.

RESALE RESTRICTION AGREEMENT

The foregoing form of BIOLASE Technology, Inc. (“BIOLASE”) Resale Restriction Agreement was entered into between BIOLASE and the following executive officers, effective December 16, 2005, with respect to the acceleration of vesting for the following unvested stock option shares:

Name	Title	Unvested Shares
Robert E. Grant	President and Chief Executive Officer	289,178

Richard L. Harrison	Executive Vice President, Chief Financial Officer and Secretary	250,000

James M. Haefner	Executive Vice President Sales	120,000

Keith G. Bateman	Executive Vice President Marketing	25,000